UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2010

Universal Solar Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-1434389	26-0768064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Pingbei Road 2, Nanping Science & Technology Industrial Park, Zhuhai City, Guangdong Province, The People’s Republic of China	519060
(Address of Principal Executive Offices)	(Zip Code)

86-756-8682610
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2010, Lijie Zhu was terminated from her position as Chief Financial Officer of Universal Solar Technology, Inc. (the “Company”) effective immediately.

On December 28, 2010, our Board of Directors appointed Mr. Wensheng Chen as the Interim Acting Chief Financial Officer of the Company effective immediately.

Mr. Wensheng Chen is the founder of the Company and currently serves as the Company’s Chief Executive Officer and Chairman. He has over 40 years executive experience in technology manufacturing, sales, and product innovation. He is also the Founder and a current Board Member of Yuemao Laser which supplies laser scribing, cutting, welding, grooving to solar cell and modules manufacturers such as SunTech Power Holdings. Mr. Chen worked as manager and executive at Shenyang Liming Machine Making Company from 1958 to 1984. In 1984 he founded a trading company in Beijing. In 1999, Mr. Chen established Yuemao Laser in Zhuhai City. He studied at Liaoning University and majored in TV Broadcasting from 1964 to 1967. In 1967 he continued his education by majoring in politics and philosophy.

Mr. Chen will not receive compensation for his role as the Company’s Interim Acting Financial Officer.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Universal Solar Technology, Inc.

Date: December 28, 2010	By:	/s/ Wensheng Chen
Wensheng Chen
Chief Executive Officer